Exhibit 10.1

AGREEMENT OF PURCHASE
AND SALE OF BUSINESS ASSETS

This Agreement of Purchase and Sale (the “Agreement”), with the effective date April 6, 2019

BETWEEN:	RLT Atwood International, LTD (TROP-X Seychelles Securities Exchange) Share code: RLT; ISIN: SC2767HDIH83 (the “Seller”), a company organized and existing under the laws of Seychelles, with its head office located at:

104, First Floor, Waterside Property, Eden Island, Seychelles

AND:	FAVO REALTY, INC (FAVO-OTC Markets) (the “Purchaser”), a company organized and existing under the laws of the Delaware, United States of America, with its head office located at:

1461 Franklin Ave, 1st Floor South, Garden City, NY 11530

1.	SUBJECT-MATTER

1.1	The Purchaser agrees to buy and the Seller agrees to sell to the Purchaser as a going concern all the undertaking and assets owned by the Seller in connection with the Blockchain Investment Companies business carried on as RLT Atwood International Limited at 104, First Floor, Waterside Property, Eden Island, Seychelles (the “business”) including, without limiting the generality of the foregoing:

a)	The Assets more particularly described in Schedule A (the “Asset Register”);

b)	The stock allocation pertaining to the Purchase of Business Assets as per Schedule B (the “Stock Schedule”);

c)	Current Management Accounts as per Schedule C (the “Management Accounts”);

d)	The goodwill and relationships of the business together with the exclusive right to the Purchaser to represent itself as carrying on business in succession to the Seller and to use the business style of the business and variations in the business to be carried on by the Purchaser (the “goodwill”).

2.	PURCHASE PRICE

2.1	The purchase price payable for the undertaking and assets agreed to be bought and sold is the total of the amounts computed and allocated as follows:

a)	Asset Register – Schedule A

b)	Stock Schedule – Schedule B

2..2	The purchase price for Schedule A will be done by means of share issuance by FAVO Realty, Inc., as stated in Schedule B. The Purchase and Sale will not be a cash transaction.

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3.	TERMS OF PAYMENT

3.1	The Seller acknowledges receiving the current agreed Memorandum of Understanding “MOU” from the Purchaser on execution of this agreement to be held as a Heads of Agreement by the Seller on account of the purchase of the undertaking and assets agreed to be bought and sold and as security for the Purchaser’s due performance of this agreement.

3.2	The terms as laid out in the agreement to be executed by the Seller to bind both parties; are stated as follows:

●	Notice for Extraordinary General Meeting to be sent out on the April 22, 2019
●	Agreement of Shareholders to sell Assets and execute a Stock/Share Swap with RLT Atwood of the shares of FAVO Realty, Inc, acquired - May 6, 2019
●	De-listing of RLT Atwood International Limited from Trop - X – May 20, 2019
●	Audited Financials to be submitted to FAVO Realty, Inc (along with April 2019 management accounts and final reconciliation) by May 6, 2019

4.	CONDITIONS, REPRESENTATIONS AND WARRANTIES

4.1	In addition to anything else in this agreement, the following are conditions of completing this agreement in favor of the Purchaser:

a)	That the Purchaser issue the aggregate shares of stock, as directed by RLT pursuant to Schedule B on terms satisfactory to it to complete the purchase;

b)	That the carrying on of the business is not prohibited in anyway

c)	That the Seller supply or deliver on closing all of the documents as per clause 3.2; as well as good and valuable title to all of the assets on Schedule A;

d)	That the premises shall be in the same condition, reasonable wear and tear expected, on the date of passing as they are currently in;

e)	That Seller’s board of directors has duly authorized the execution of this agreement.

f)	That the Purchasers board of directors has duly authorized the execution of this agreement.

4..2	The following representations and warranties are made and given by the Seller to the Purchaser and expressly survive the closing of this agreement. The representations are true as of the date of this agreement and will be true as of the date of closing when they shall continue as warranties according to their terms. At the option of the Purchaser, the representations and warranties may be treated as conditions of the closing of this agreement in favor of the Purchaser. However, the closing of this agreement shall not operate as a waiver or otherwise result in a merger to deprive the Purchaser of the right to sue the Seller for breach of warranty in respect of any matter warranted, whether or not ascertained by the Purchaser prior to closing:

a)	The Seller is a resident of Seychelles within the meaning of the Income Tax Act of Seychelles.

b)	The Seller owns and has the right to sell the items listed in Schedule A;

c)	The assets agreed to be bought and sold are sold free and clear of all liens, encumbrances and charges; excluding the storage costs and shipping of equipment currently being held in Sweden, DHL Storage.

d)	The equipment is in good operating condition;

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e)	Until the closing date of this agreement, Seller shall not, without the written consent of Purchaser, dispose of or encumber any of the assets or property to be sold hereunder, with the exception of any transactions occurring in the ordinary course of Sellers business. The undertaking and assets agreed to be bought and sold will not be adversely affected in any material respect in any way, and Seller will not do anything before or after closing to prejudice the goodwill;

f)	The financial statements for the business produced by the Seller and appended as Schedule C are fair and accurate, and prepared in accordance with generally accepted accounting principles, by the Sellers nominated Accountants and Auditors PKF.

g)	The lease is in good standing and the Seller has fulfilled all of its obligations under the lease; excluding the dates from June 1. 2019 to June 31, 2021 to an estimated value of $15,000 (Fifteen Thousand United States of America Dollars (USD)

h)	The Seller has made full and fair disclosure in all material respects of any matter that could reasonably be expected to affect the Purchaser’s decision to purchase the undertaking and assets agreed to be ought and sold on the terms set out this agreement; and

i)	The Seller will execute such assignments, consents, clearances or assurances after closing, prepared at the Sellers expense, as the Purchaser considers necessary or desirable to assure the Purchaser of the proper and effective completion of this agreement.

j)	Seller agrees to disclose to Purchaser not later than 30 days before the closing date, all trade secrets, customer lists, and technical information held or controlled by Seller and relating to the business sold hereunder.

5.	RISK

5.1	The risk of loss or damage to the undertaking and assets agreed to be bought and sold remains with the Seller until closing.

5.2	In the event of loss or damage to the tangible assets agreed to be bought and sold prior to closing, at the option of the Purchaser, the replacement cost of the assets lost or damaged or any of them may be deducted from the total purchase price otherwise payable by the Purchaser under this agreement and the corresponding lost or damaged assets shall be excluded from the purchase and sale.

SALES TAXES

6.1	The Purchaser shall pay any and all sales taxes payable in respect of the purchase and sale of assets pursuant to this agreement.

6.2	The Seller shall pay all sales taxes payable or collectible in connection with carrying on the business up to closing and obtain and supply the Purchaser with satisfactory proof of payment within a reasonable time of closing.

6.	CLOSING DOCUMENTS

9.1	The Seller shall deliver to the Purchaser, in registrable form where applicable, the following closing documents (the “closing documents”), prepared or obtained at the Seller’s expense, on or before closing:

a)	As per clause 3.2

b)	Good and valuable title to the assets listed on Schedule A

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CLOSING DATE

6.1	The purchase and sale in this agreement shall close on May 20, 2019.

7.	MISCELLANEOUS

11.1	In this agreement, the singular includes the plural and the masculine includes the feminine and neuter and vice versa unless the context otherwise requires.

11.2	The capitalized headings in this agreement are only for convenience of reference and do not form part of or affect the interpretation of this agreement.

11.3	If any provision or part of any provision in this agreement is void for any reason, it shall be severed without affecting the validity of the balance of the agreement.

11.4	Time is of the essence of this agreement.

11.5	There are no representations, warranties, conditions, terms or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.

11.6	This agreement binds and benefits the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

11.7	This agreement is governed by the laws of the both parties Domicile.

8.	ACCEPTANCE

12.1	This agreement executed on behalf of the Purchaser constitutes an offer to purchase which can only be accepted by the Seller by return of at least one originally accepted copy of agreement to the Purchaser on or before April 22, 2019 failing which the offer becomes null and void. If this offer becomes null and void or is validly revoked before the Purchaser for any valid reason does not complete acceptance or this agreement, any information shared with it on behalf of the Purchaser shall remain under the signed NDA.

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Executed under seal on April 6, 2019

Signed, Sealed and Delivered in the Presence of:

SELLER	PURCHASER

/s/ Shaun Quin	/s/ Vincent Napolitano
Authorized Signature	Authorized Signature

Shaun Quin - Chief Executive Officer	Vincent Napolitano – CEO / DIR
Print Name and Title	Print Name and Title

SELLER WITNESSES	PURCHASER WITNESSES

/s/ James Carter	/s/ Kim Cardwell
Signature	Signature

James Carter - Chairman	Kim Cardwell - Operations
Print Name and Title	Print Name and Title

/s/ Sebastian Darmodihardjo	/s/ Karen S Carney
Signature	Signature

Sebastian Darmodihardjo - Chief Operations Officer	Karen S Carney
Print Name and Title	Print Name and Title

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